Exhibit 99.1
For Immediate Release: Tuesday, April 1, 2014

GM’s Retail Sales up 7 percent, Outpacing Industry
Average transaction prices hit record $34,000; incentives down during month

DETROIT - General Motors Co. (NYSE: GM) dealers delivered 256,047 vehicles in the United States in March 2014. Total sales were up 4 percent compared with a year ago. Retail sales were up 7 percent and GM gained retail market share.

Fleet sales were down 5 percent due to a planned reduction in rental deliveries. However, commercial fleet sales were up 5 percent for the fifth consecutive monthly increase.

“GM’s retail sales, like the weather and the economy as a whole, have been on an improving trend since early February,” said Kurt McNeil, U.S. vice president of Sales Operations. “We expect to see solid economic growth in the months ahead, with the job market, household income and consumer spending all showing positive signs. It is a strong backdrop for the launch of our all-new heavy-duty pickups, large SUVs and other new products, like the Cadillac ATS coupe coming this summer.

“Our dealers continue to work hard to exceed people’s expectations for customer care, whether they are shopping for one of our award-winning new products or coming in to have their vehicle serviced,” he said.

March Retail Sales Highlights (vs. 2013)

•	Deliveries of the Chevrolet Silverado, the 2014 North American Truck of the Year, were up 14 percent and the GMC Sierra was up 23 percent.

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During the month, Vincentric, which uses a proprietary model to measure cost of ownership attributes including depreciation, fuel, insurance, maintenance and repair costs, said the Chevrolet Silverado family has the lowest cost among full-size pickups.

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Deliveries of Chevrolet passenger cars were up 10 percent. The Spark was up 17 percent; Sonic was up 20 percent; the Volt was up 7 percent; the Impala was up 103 percent; and the Corvette, the 2014 North American Car of the Year, was up 221 percent.

•	Deliveries of the Cadillac SRX were up 37 percent. In addition, the CTS family was up 11 percent on the strength of the new 2014 CTS sedan, which is the 2014 Motor Trend Car of the Year.

•	Sales of the Buick Regal were up 52 percent and the Encore was up 71 percent.

•	Sales of large SUVs were up 62 percent, with availability of the all-new 2015 models building, per plan.

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GM’s incentives as a percentage of average transaction prices, or ATPs, were 10 percent compared with 10.3 percent for the industry, according to J.D. Power PIN estimates through March 23. That is down from February and year over year.

•	GM’s ATPs set a new record of about $34,000, up about $2,000 per unit from February and more than $3,800 from a year ago, according to J.D. Power PIN estimates.

GM delayed this release for several hours due to a computer systems issue that impacted dealer sales reporting. These results reflect sales reported through GM’s primary and backup dealer systems and we believe they accurately reflect March sales, although it is possible that a few hundred March deliveries may be reported in April.

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM, its subsidiaries and joint venture entities sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Jiefang, Opel, Vauxhall and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com
Forward-Looking Statements
In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K and quarterly reports on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

CONTACT:
Jim Cain
GM Communications
313-407-2843
james.cain@gm.com

Sales Tables

March	Total Sales	YOY Change	Retail Sales	YOY Change
Chevrolet	179,681	3.3%	126,434	6.8%
GMC	41,173	7.4%	35,347	11.8%
Buick	20,428	13.4%	17,153	7.8%
Cadillac	14,765	-6.3%	13,438	2.5%
Total	256,047	4.1%	192,372	7.5%

2014 CY	Total Sales	YOY Change	Retail Sales	YOY Change
Chevrolet	452,683	-3.6%	318,881	-0.3%
GMC	104,468	-0.4%	90,757	-0.6%
Buick	52,898	11.1%	43,914	1.4%
Cadillac	39,588	-7.3%	36,568	-3.8%
Total	649,637	-2.3%	490,120	-0.5%

Fleet Segment	Month	YOY Change	2014 CY	CY Change
Share of Sales	24.9%	-2.4 points	24.6%	-1.4 points

Inventory	Units at Month-end	Days Supply (selling day adjusted)	Units at Previous Month-end	Days Supply (selling day adjusted)
All Vehicles	815,492	83	805,769	87

	Industry Sales	Month (est.)	2014 (est.)
	Light Vehicle SAAR	16.0 million	16.0-16.5 million

	March			(Calendar Year-to-Date) January - March
	2014	2013	%Change Volume	2014	2013	%Change Volume
Enclave	5,886	5,676	3.7	14,714	15,812	(6.9)
Encore	5,279	3,003	75.8	10,723	4,953	116.5
LaCrosse	3,550	4,157	(14.6)	10,522	11,372	(7.5)
Regal	2,424	1,605	51.0	6,058	4,084	48.3
Verano	3,289	3,564	(7.7)	10,881	11,395	(4.5)
Buick Total*	20,428	18,007	13.4	52,898	47,620	11.1
ATS	2,982	3,587	(16.9)	7,318	9,750	(24.9)
CTS	2,918	2,791	4.6	7,659	7,862	(2.6)
ELR	81	—	***.*	180	—	***.*
Escalade	743	987	(24.7)	2,223	2,690	(17.4)
Escalade ESV	508	746	(31.9)	1,383	1,846	(25.1)
Escalade EXT	8	211	(96.2)	42	574	(92.7)
SRX	5,399	4,368	23.6	14,903	12,856	15.9
XTS	2,126	3,061	(30.5)	5,880	7,130	(17.5)
Cadillac Total*	14,765	15,751	(6.3)	39,588	42,712	(7.3)
Avalanche	11	2,057	(99.5)	68	6,259	(98.9)
Camaro	8,624	8,102	6.4	19,568	19,198	1.9
Caprice	247	241	2.5	769	679	13.3
Captiva Sport	4,637	4,576	1.3	12,854	12,379	3.8
Colorado	2	560	(99.6)	17	2,210	(99.2)
Corvette	3,480	1,053	230.5	8,179	2,941	178.1
Cruze	26,521	23,260	14.0	65,185	55,731	17.0
Equinox	19,939	20,997	(5.0)	56,073	58,869	(4.7)
Express	5,517	6,065	(9.0)	14,185	15,531	(8.7)
Impala	12,952	14,766	(12.3)	36,858	44,343	(16.9)
Malibu	18,866	18,539	1.8	48,136	49,179	(2.1)
Silverado-C/K Pickup	42,247	39,561	6.8	107,757	116,649	(7.6)
Sonic	10,060	6,907	45.6	24,233	20,109	20.5
Spark	5,117	3,538	44.6	9,541	8,782	8.6
Suburban (Chevy)	2,984	3,378	(11.7)	6,724	9,415	(28.6)
SS	350	—	***.*	865	—	***.*
Tahoe	7,228	7,837	(7.8)	15,703	16,772	(6.4)
Traverse	9,421	10,944	(13.9)	22,362	26,412	(15.3)
Volt	1,478	1,478	—	3,606	4,244	(15.0)
Chevrolet Total*	179,681	173,859	3.3	452,683	469,704	(3.6)
Acadia	8,339	10,006	(16.7)	20,582	21,822	(5.7)
Canyon	1	154	(99.4)	2	636	(99.7)
Savana	1,927	955	101.8	6,057	2,885	109.9
Sierra	16,863	13,817	22.0	42,213	40,796	3.5
Terrain	9,059	8,454	7.2	25,419	26,806	(5.2)
Yukon	3,280	2,655	23.5	6,516	6,917	(5.8)
Yukon XL	1,704	2,292	(25.7)	3,679	5,065	(27.4)
GMC Total	41,173	38,333	7.4	104,468	104,927	(0.4)
GM Vehicle Total*	256,047	245,950	4.1	649,637	664,963	(2.3)
26 selling days for the March period this year and 27 for last year.
*Totals include discontinued Buick Lucerne, Cadillac DTS, and Chevrolet HHR.